                                  EXHIBIT 4-I
                                  -----------

 GUARANTEE AGREEMENT, DATED AS OF OCTOBER 1, 1998, BY AND BETWEEN ATLANTIC CITY
  ELECTRIC COMPANY AS GUARANTOR, AND THE BANK OF NEW YORK AS GUARANTEE TRUSTEE

                              GUARANTEE AGREEMENT

                                    Between

                        Atlantic City Electric Company
                                (as Guarantor)

                                      and

                             The Bank of New York
                                 (as Trustee)

                                  dated as of

                                October 1, 1998

                             CROSS-REFERENCE TABLE
                             ---------------------


Section of                                                         Section of
Trust Indenture Act                                                Guarantee
of 1939, as amended                                                Agreement
-------------------                                                ---------

--------
310(a)............................................................ 4.01(a)
310(b)............................................................ 4.01(c), 2.08
310(c)............................................................ Inapplicable
311(a)............................................................ 2.02(b)
311(b)............................................................ 2.02(b)
311(c)............................................................ Inapplicable
312(a)............................................................ 2.02(a)
312(b)............................................................ 2.02(b)
313............................................................... 2.03
314(a)............................................................ 2.04
314(b)............................................................ Inapplicable
314(c)............................................................ 2.05
314(d)............................................................ Inapplicable
314(e)............................................................ 1.01, 2.05,
                                                                   3.02
314(f)............................................................ 2.01, 3.02
315(a)............................................................ 3.01(c)
315(b)............................................................ 2.07
315(c)............................................................ 3.01
315(d)............................................................ 3.01(c)
316(a)............................................................ 5.04(a), 2.06
316(b)............................................................ 5.03
316(c)............................................................ 2.02
317(a)............................................................ Inapplicable
317(b)............................................................ Inapplicable
318(a)............................................................ 2.01(b)
318(b)............................................................ 2.01
318(c)............................................................ 2.01(a)

_____________
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS

                                                            Page
                                                            ----

                          ARTICLE I...................DEFINITIONS                   1

SECTION 1.01    Definitions............................................  1

                          ARTICLE II..................TRUST INDENTURE ACT           3

SECTION 2.01    Conflict with Trust Indenture Act......................  3
SECTION 2.02    Lists of Holders of Preferred Securities...............  3
SECTION 2.03    Reports by the Guarantee Trustee.......................  4
SECTION 2.04    Periodic Reports to Guarantee Trustee..................  4
SECTION 2.05    Evidence of Compliance with Conditions Precedent.......  4
SECTION 2.06    Events of Default; Waiver..............................  4
SECTION 2.07    Event of Default; Notice...............................  4

                          ARTICLE III.................POWERS, DUTIES AND
                                               RIGHTS OF GUARANTEE TRUSTEE          5

SECTION 3.01    Powers and Duties of the Guarantee Trustee.............  5
SECTION 3.02    Certain Rights of Guarantee Trustee....................  6
SECTION 3.03    Not Responsible for Recitals or Issuance of Guarantee..  8

                          ARTICLE IV..................GUARANTEE TRUSTEE             9

SECTION 4.01    Guarantee Trustee; Eligibility.........................  9
SECTION 4.02    Compensation and Reimbursement.........................  9
SECTION 4.03    Appointment, Removal and Resignation of
                Guarantee Trustee...................................... 10

                          ARTICLE V...................GUARANTEE                    11

SECTION 5.01    Guarantee.............................................. 11
SECTION 5.02    Waiver of Notice and Demand............................ 11
SECTION 5.03    Obligations Not Affected............................... 12
SECTION 5.04    Rights of Holders...................................... 12
SECTION 5.05    Guarantee of Payment................................... 13
SECTION 5.06    Subrogation............................................ 13
SECTION 5.07    Independent Obligations................................ 13

                          ARTICLE VI..................SUBORDINATION                13

SECTION 6.01    Subordination.......................................... 13

                          ARTICLE VII.................TERMINATION                  14

SECTION 7.01    Termination............................................ 14

                          ARTICLE VIII................MISCELLANEOUS                14

SECTION 8.01    Successors and Assigns................................. 14
SECTION 8.02    Amendments............................................. 14
SECTION 8.03    Notices................................................ 14
SECTION 8.04    Benefit................................................ 16
SECTION 8.05    Interpretation......................................... 16
SECTION 8.06    Governing Law.......................................... 16

GUARANTEE AGREEMENT


          This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of October 1, 1998, is executed and delivered by Atlantic City Electric Company, a New Jersey corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Atlantic Capital II, a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of October 1, 1998, between the Company, as Depositor, the Trustees of the Issuer named therein and the several Holders, as defined therein, the Issuer is issuing as of the date hereof $25,000,000 aggregate liquidation amount of its 7-3/8% Trust Preferred Capital Securities (the "Preferred Securities") and $773,200 aggregate liquidation amount of its Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Securities") representing undivided beneficial ownership interests in the Issuer and having the terms set forth in the Trust Agreement;

          WHEREAS, the Preferred Securities are to be issued for sale by the Issuer and the proceeds, together with the proceeds from the sale of the Common Securities of the Issuer, are to be invested in $25,773,200 principal amount of Debentures (as defined in the Trust Agreement); and

          WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                   ARTICLE I

                                  DEFINITIONS

          SECTION I.01 DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

          "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

          "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by or on behalf of the Issuer: (a) any accumulated and unpaid Distributions that are required to be paid on such Securities but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (b) the Redemption Price with respect to the Securities called for redemption by the Issuer but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (c) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (unless the Debentures are distributed to the Holders of such Securities), the lesser of (i) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Securities to the date of payment, and (ii) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (the "Liquidation Distribution").

          "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

          "Holder" shall mean any Person in whose name any Securities are registered in the Securities Registrar; provided, however, that, in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indenture" means the Indenture dated as of October 1, 1998, between the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, pursuant to which the Debentures are issued.

          "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Guarantor, and delivered to the Guarantee Trustee. Any Officer's Certificate or Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement that the officer signing such Officer's Certificate or the counsel rendering such Opinion of Counsel has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer or such counsel in rendering the Officer's Certificate or the Opinion of Counsel;

          (c) a statement that such officer or counsel has made such examination or investigation as, in such officer's or such counsel's opinion, is necessary to enable such officer or counsel to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer or counsel, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor or an Affiliate of the Guarantor, or an employee thereof, who shall be acceptable to the Guarantee Trustee.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Guarantee Trustee assigned by the Guarantee Trustee to administer its corporate trust matters.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.


                                  ARTICLE II

                              TRUST INDENTURE ACT

          SECTION II.01  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision of this Guarantee Agreement limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Guarantee Agreement by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

          SECTION II.02  LISTS OF HOLDERS OF PREFERRED SECURITIES.

          (a) Semiannually, not later than January 15 and July 15 in each year, commencing January 15, 1999, and at such other times as the Guarantee Trustee may request in writing, the Guarantor shall furnish or cause to be furnished to the Guarantee Trustee information as to the names and addresses of the Holders, and the Guarantee Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act.

          (b)  The Guarantee Trustee shall comply with its obligations under
Section 311(a) of the Trust Indenture Act (subject to the provisions of Section 311(b) of such Act) and Section 312(b) of the Trust Indenture Act.

          SECTION II.03 REPORTS BY THE GUARANTEE TRUSTEE. Not later than 60 days after July 1 of each year, commencing July 1, 1999, the Guarantee Trustee shall provide to Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          SECTION II.04 PERIODIC REPORTS TO GUARANTEE TRUSTEE. The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders such documents, reports, compliance certificates and information as may be required by Section 314 of the Trust Indenture Act to be provided by the Guarantor Trustee to such Persons in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents by the Company to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Guarantor shall provide to the Guarantee Trustee the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a)(4) of the Trust Indenture Act.

          SECTION II.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officer's Certificate.

          SECTION II.06 EVENTS OF DEFAULT; WAIVER. The Holders of a majority in liquidation amount of Outstanding Preferred Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION II.07  EVENT OF DEFAULT; NOTICE.

          (a) The Guarantee Trustee shall give notice of any Event of Default hereunder to the Holders in the manner and to the extent required to do so by the Trust Indenture Act, unless such Event of Default shall have been cured or waived.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice of such Event of Default.


                                  ARTICLE III

                POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

         SECTION III.01  POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement or any rights hereunder to any Person except a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall vest automatically in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee

               Agreement and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and
                    (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

               (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

          SECTION III.02  CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

          (a)  Subject to the provisions of Section 3.01:

                 (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                 (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate;

                 (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

                 (iv) the Guarantee Trustee may consult with counsel of its choice, and the advice of such counsel or any Opinion of Counsel of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                 (v) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation under the last sentence of
          Section 3.01(b) hereof to exercise the rights and powers vested in it by this Guarantee Agreement;

                 (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                 (viii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a majority in liquidation amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions;

                 (ix) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration thereof); and

                 (x) the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

          SECTION III.03  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE.

          The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.

                                  ARTICLE IV

                               GUARANTEE TRUSTEE

          SECTION IV.01  GUARANTEE TRUSTEE; ELIGIBILITY.

          (a)  There shall at all times be a Guarantee Trustee which shall:

               (i)  not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. For the purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Guarantee Trustee, in its capacity as trustee in respect of the Securities of any series shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of Securities of any other series, or as trustee under the Junior Subordinated Indenture dated as of October 1, 1996, the Amended and Restated Trust Agreement dated as of October 1, 1996, the Guarantee Agreement dated as of October 1, 1996 relating to the Company's 8.25% Junior Subordinated Deferrable Interest Debentures, the Trust Agreement and the Indenture.

          SECTION IV.02  COMPENSATION AND REIMBURSEMENT.

          The Guarantor agrees:

          (a) to pay the Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Guarantee Trustee shall from time to time agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trust created by, or the administration of, this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any its powers or duties hereunder.

          As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to the Preferred Securities upon all the property and funds held or collected by the Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee Agreement.

          In addition to the rights provided to each Trustee to the provisions of the immediately preceding paragraph of this Section 4.02, when a Trustee incurs expenses or renders services in connection with an Event of Default resulting from a Bankruptcy Event with respect to the Trust, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Guarantee Agreement.

          SECTION IV.03  APPOINTMENT, REMOVAL AND RESIGNATION OF GUARANTEE
TRUSTEE.

          (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

          (e) The Guarantor shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.


                                   ARTICLE V

                                   GUARANTEE

          SECTION V.01 GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION V.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

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

          SECTION V.03 OBLIGATIONS NOT AFFECTED. The obligation of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e)  any invalidity of, or defect or deficiency in, the Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION V.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) if an Event of Default has occurred and is continuing, the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c)

                                       12
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the Holders of a majority in liquidation amount of the Outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (d) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Issuer, the Guarantee Trustee, or any other person or entity.

          SECTION V.05 GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

          SECTION V.06 SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION V.07 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.


                                  ARTICLE VI

                                 SUBORDINATION

          SECTION VI.01 SUBORDINATION. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor. Nothing in this Section 6.01 shall apply to claims of, or payments to, the Guarantee Trustee under or pursuant to Section 4.02.

          If an Event of Default has occurred and is continuing under the Trust Agreement, the rights of the holders of the Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the Holders of the Preferred Securities to receive Guarantee Payments under this Guarantee.

                                  ARTICLE VII

                                  TERMINATION

          SECTION VII.01 TERMINATION. Subject to Section 4.02 hereof, this Guarantee Agreement shall terminate and be of no further force and effect upon:
(a) full payment of the Redemption Price of all Securities, (b) the distribution of Debentures to Holders in exchange for all of the Securities or (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Securities or under this Guarantee Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION VIII.01 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eleven of the Indenture, the Guarantor shall not assign its obligations hereunder.

          SECTION VIII.02 AMENDMENTS. This Guarantee Agreement may be amended only by an instrument in writing entered into by the Guarantor and the Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior written approval of the Holders of not less than 66 2/3% of the aggregate liquidation amount of all of the outstanding Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Guarantee Trustee enter into any amendment of this Guarantee Agreement.

          SECTION VIII.03 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

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

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Preferred Securities:

                    Atlantic City Electric Company
                    800 King Street
                    Wilmington, DE  19899
                    Facsimile No:  (302) 429-3367
                    Attention:  Treasurer

          (b) if given to the Issuer, in care of the Administrative Trustees, at the Issuer's (and the Administrative Trustees') address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Guarantee Trustee and the Holders:

                    Atlantic Capital II
                    c/o Treasury Department,
                    Atlantic City Electric Company
                    800 King Street
                    Wilmington, DE  19899
                    Facsimile No:  (302) 429-3367
                    Attention:  Administrative Trustees

          (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Securities:

                    The Bank of New York
                    101 Barclay Street - 21W
                    New York, New York  10286
                    Facsimile No: (212) 815-5915
                    Attention: Corporate Trust Administration

          (d) if given to any Holder, at the address set forth on the Securities Register.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION VIII.04 BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

          SECTION VIII.05 INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

          (a) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (b) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (e)  a reference to the singular includes the plural and vice versa;
     and

          (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION VIII.06 GOVERNING LAW. This Guarantee Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York (without regard to conflict of laws principles).

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                              Atlantic City Electric Company


                              By: _________________
                                  Name:  Barbara S. Graham
                                  Title: Senior Vice President
                                         and Chief Financial Officer


                              The Bank of New York,
                               as Guarantee Trustee


                              By: _________________
                                  Name:
                                  Title:

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